================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): AUGUST 17, 1998

                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          -----------------------------


          DELAWARE                      0-18121                  36-3664868
(State or other jurisdiction    (Commission file number)      (I.R.S. employer
      of incorporation)                                      identification no.)

  55th Street & Holmes Avenue
   Clarendon Hills, Illinois                                        60514
(Address of principal executive                                   (Zip Code)
           offices)

       Registrant's telephone number, including area code: (630) 325-7300

                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

================================================================================

ITEM 5.  Other Events.
         ------------

            On August 17, 1998, MAF Bancorp, Inc. ("MAF") announced that it has agreed to acquire Westco Bancorp, Inc. ("Westco") in an all-stock transaction and that the respective boards of directors of MAF and Westco unanimously approved a definitive agreement to merge the two institutions, with MAF to be the surviving corporation. Subject to the terms and conditions of the merger agreement, on the effective date of the merger, each of the issued and outstanding shares of Westco common stock will be converted pursuant to a fixed exchange ratio into the right to receive 1.395 shares of MAF common stock. The transaction, which is to be accounted for as a pooling of interests and treated as a tax-free reorganization, is subject to regulatory approvals and approval by the stockholders of Westco. Attached as Exhibit 99.1 is a copy of the joint press release relating to the merger, which is incorporated herein by reference.

            In order to facilitate its acquisition of Westco pursuant to the merger agreement, MAF also entered into an Option Agreement with Westco dated as of August 17, 1998, pursuant to which Westco granted MAF an option to purchase newly issued shares of Westco in an amount up to 19.9% of Westco's issued and outstanding shares, giving effect to the option exercise, subject to certain terms and conditions. The option is exercisable at $26.35 per share.

            On August 17, 1998, MAF also announced that it has terminated its previously announced stock repurchase program.

                           Forward-Looking Information
                           ---------------------------

Statements contained in or incorporated by reference in this report that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) inability to realize cost savings from the merger to the full extent expected or within the expected time frame; (2) lower than expected revenues following the merger; (3) significant increases in competitive pressures among depository institutions; (4) higher than expected costs or difficulties related to the integration of the business of Westco; (5) changes in the interest rate environment that result in reduced interest rate margins; (6) deterioration of general economic conditions, either nationally or in the Company's market area; and (7) adoption of legislation or regulatory changes that adversely affect the business of the combined company.

ITEM 7(c).  Exhibits.
            --------

Exhibit 2.1 Agreement and Plan of Reorganization by and between MAF Bancorp, Inc. and Westco Bancorp, Inc. dated as of August 17, 1998.

Exhibit 2.2 Option Agreement by and between MAF Bancorp, Inc. and Westco Bancorp, Inc. dated as of August 17, 1998.

Exhibit 99.1    Press Release dated August 17, 1998.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MAF BANCORP, INC.



Date:  August 20, 1998                 By:  /s/ ALLEN H. KORANDA
                                            ------------------------------------
                                            Allen H. Koranda
                                            Chairman of the Board and Chief
                                              Executive Officer

                                INDEX TO EXHIBITS
                                -----------------




Exhibit
-------

2.1 Agreement and Plan of Reorganization by and between MAF Bancorp, Inc. and Westco Bancorp, Inc. dated as of August 17, 1998

2.2 Option Agreement by and between MAF Bancorp, Inc. and Westco Bancorp, Inc. dated as of August 17, 1998

99.1  Press Release dated August 17, 1998